EX-16.1
                        Resignation of GORDON, HUGHES, & BANKS, LLP

July 19, 2005

Gordon, Hughes, & Banks, LLP
5299 DTC Boulevard, Suite 1000
Greenwood Village, CO 80111
Telephone: (303) 770-5700
Fax: (303) 770-7581


Paygard, Inc.
Gerve Brazier

Dear Mr. Brazier,

     This is to confirm that the client-auditor relationship between Paygard, Inc. (Commission File Number 000-29685) and Gordon, Hughes, & Banks, LLP has ceased since June 9, 2005.

Sincerely,

/s/Gordon, Hughes, & Banks, LLP
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   Gordon, Hughes, & Banks, LLP

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission